UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 29, 2021, Comtech Telecommunications Corp. issued a press release, a copy of which can be found below:

Comtech Sets the Record Straight Regarding Outerbridge’s Continued Misleading Claims

Outerbridge’s latest claims do not stand up to the facts; Exposes hedge fund’s misleading statements, material omissions, unqualified director nominees, and true agenda

Comtech’s Board has driven strong performance, transformative acquisition strategy, thoughtful Board refreshment, and access to critical new growth capital

Comtech strongly recommends stockholders vote “FOR” all of Comtech’s highly qualified and experienced director nominees on the BLUE proxy card

MELVILLE, N.Y.--(BUSINESS WIRE)--November 29, 2021 -- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today announced that it has filed supplemental investor information with the Securities and Exchange Commission (“SEC”) addressing factual inaccuracies and misleading statements Outerbridge Capital Management has made regarding Comtech’s performance, strategy, Board of Directors and management team. This supplemental information along with a full presentation by Comtech is available under the stockholder materials section of https://comtechcreates.com.

In response to Outerbridge’s continued false and misleading statements, Comtech notes:

•	Outerbridge greatly misrepresents the facts of Comtech’s performance, revealing an ongoing inability to understand Comtech’s business. The November 22, 2021 “analysis” that Outerbridge filed with the SEC uses a peer set on which no informed shareholder or analyst would rely. Outerbridge cites companies whose market capitalizations, businesses, end markets, and financial profiles differ so radically from Comtech as to render comparisons at best irrelevant, and at worst self-serving and misleading. Further, this analysis cherry picks dates so as to completely ignore the announcements of major new contract wins and governance enhancements that were well underway before Comtech ever heard of Outerbridge.

•	Outerbridge glosses over its deceptive revolving door of Board candidates. In criticizing Comtech’s vetting process, Outerbridge conveniently omits that it failed to permit its initial nominees to follow Comtech’s standard evaluation process; then changed its entire director nominee slate; and then again refused to permit its nominees to participate in standard Board-selection due diligence.

•	Outerbridge’s director nominees are unfit to serve on Comtech’s Board. Wendi Carpenter offers no industry, accounting, or M&A expertise. Ms. Carpenter sits on the Board of only one company, SkyWater Technology, whose share price fell 36% following disappointing third quarter earnings in which the company reported a net loss and its principal accounting officer resigned without explanation. Comtech also discovered material omissions from Ms. Carpenter’s resume that mask a history of poor oversight, including chairing a now defunct credit card processing company and forming three small businesses that have been administratively dissolved due to failure to file required annual reports and registrations. Sidney Fuchs currently serves as Chairman of the Board of Eutelsat North America, a major competitor to many of Comtech’s largest customers, creating a material conflict of interest that would significantly damage key customer relationships and negatively impact prospective business opportunities. His industry background is in services – not products or software – and he also possesses no accounting or audit experience. Mr. Fuchs resigned his only position as CEO and director of a public company, ATS Corporation, just a few days after assuming the CEO role.

•	Outerbridge appears to have no value creation plan beyond writing public letters riddled with inaccuracies and misleading, unsubstantiated claims; wasting our Board’s time with an ever-changing selection of director candidates; and actively trading in and out of Comtech’s stock over the past several months while holding a substantial portion of their “ownership” position in short-dated options.

In stark contrast to Outerbridge, Comtech is in the process of executing its real, forward-facing plans to create shareholder value. Armed with new oversight and new capital, Comtech is poised to capitalize on a generational tech-renewal cycle in its core satellite communications and next-generation 911 markets. The presentation highlights that Comtech has:

•	Delivered strong shareholder returns: Through October 29, 2021, Comtech has delivered five-year total shareholder returns of 126.7%, outperforming the S&P 600 which returned 99.7%, the NASDAQ Telecommunications Index which returned 87.5%, and the appropriate peer set who returned 36.7%. This five-year period includes major announcements made by Comtech: (i) the fiscal 2021 refreshment of the Board including the appointment of our second female director; (ii) Comtech’s plan to declassify the Board; (iii) the impact of COVID-19 on Comtech’s full fiscal 2021 results and fiscal 2022 guidance; (iv) the announcement of the completion of the Board’s multi-year CEO succession plan; and (v) major contract award announcements related to NG-911 contracts and a new multi-year contract for our next-generation broadband satellite technology that can result in potential future orders aggregating hundreds of millions of dollars. Despite the indisputable impact of COVID-19 disruptions on its business, Comtech’s share price has also rebounded 84% from pandemic lows.[1]

•	Executed a transformative acquisition strategy that is producing results: Comtech’s 2016 acquisition of TeleCommunication Systems, Inc. facilitated entry into the 911 public safety market, provided access to blue chip customers, and generated meaningful recurring revenues through multi-year contracts. In the same breath that they refer to Comtech’s 911 public safety business as its “crown jewel,” they criticize the disciplined and thoughtful M&A strategy that built this business. Outerbridge cannot have it both ways.

•	Refreshed its Board with highly capable directors: Since 2020, Comtech’s Board has accelerated a deliberate director refreshment process that was initiated in 2015, resulting in the appointment of four qualified new directors, the planned retirement of three longstanding directors, and declassification as part of its commitment to strong governance. Comtech’s two directors standing for election demonstrate the strong mix of skills, experience, and diverse perspectives on the Board. Larry Waldman’s 35-plus years of experience in auditing and internal controls provide our Board critical expertise in complex global accounting. Judy Chambers was appointed to our Board in August 2021 following a multi-month evaluation process, adding extensive experience interfacing with regulatory authorities as it relates to major infrastructure projects and addressing the interests and concerns of institutional investors.

•	Secured new capital to fund next phase of growth and empowered the right leader: New CEO Mike Porcelain has the operational and executional expertise necessary to move Comtech forward, as evidenced by his ability to drive key, long-term contract wins and secure a $100 million investment following months of discussions. The proceeds of this investment provide the capital necessary to fund Comtech’s next phase of growth, including additional capital investments to service new next-generation 911 contracts and a new large satellite technology contract as well as attractive M&A opportunities. Leading financial and legal advisors thoroughly assessed the terms of this investment, which provide for an adjustment to the conversion price representing a 7% premium. Further, the investment agreement contains no voting obligations with respect to the election of directors.

Comtech urges shareholders to support their Board by voting the BLUE proxy card today FOR Comtech’s two highly qualified director nominees, Judy Chambers and Larry Waldman. Please do not return or otherwise vote using any White proxy card you may receive from Outerbridge.

YOUR VOTE IS VERY IMPORTANT!

To ensure your shares are represented, please follow the easy instructions on the BLUE proxy card to vote by telephone, by internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the BLUE “VOTE NOW” button in the accompanying email. Please simply disregard any White proxy card you may receive from Outerbridge.

If you have any questions or require any assistance with voting your shares, please call Comtech’s proxy solicitor, Innisfree M&A Incorporated:

Toll-Free: (877) 750-8198 (from the U.S. and Canada)

Or +1 (412) 232-3651 (from other locations)

Comtech’s definitive proxy materials and other materials regarding the Board’s recommendation for the Fiscal 2021 Annual Meeting of Stockholders can be found at www.comtechcreates.com.

On November 28, 2021, Comtech Telecommunications Corp. issued a supplemental investor presentation referred to in the above press release, a copy of which can be found below:

11/29/2021 11:23:36 AM 2 The Path Forward I. Correcting the Record II. Key Facts to Consider Regarding Outerbridge’s Campaign III. Vote Comtech BLUE

3 Cautionary Statement Regarding Forward - Looking Statements Certain information in this presentation contains forward - looking statements, including, but not limited to, information relating to Comtech’s future performance and financial condition, plans and objectives of Comtech’s management and Comtech's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of Comtech's management to be materially different from the results, performance or other expectations implied by these forward - looking statements . Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward - looking statements, which generally are not historical in nature . Forward - looking statements could be affected by factors including, without limitation : the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods ; the risk that acquired businesses will not be integrated with Comtech successfully ; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel ; the risk that Comtech will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins ; the nature and timing of receipt of, and Comtech’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results ; the timing and funding of government contracts ; adjustments to gross profits on long - term contracts ; risks associated with international sales ; rapid technological change ; evolving industry standards ; new product announcements and enhancements ; changing customer demands and or procurement strategies ; changes in prevailing economic and political conditions ; changes in the price of oil in global markets ; changes in foreign currency exchange rates ; risks associated with legal proceedings, customer claims for indemnification and other similar matters ; risks associated with Comtech's obligations under its Credit Facility ; risks associated with large contracts ; risks associated with the COVID - 19 pandemic and related supply chain disruptions ; and other factors described in this and Comtech's other filings with the SEC . Comtech does not undertake any duty to update any forward - looking statements contained herein .

4 Use of Non - GAAP Financial Measures In order to provide investors with additional information regarding the Company’s financial results, this presentation contains "Non - GAAP financial measures" under the rules of the SEC . The Company’s Adjusted EBITDA is a Non - GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write - off of deferred financing costs, interest expense, amortization of stock - based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID - 19 related costs, strategic emerging technology costs (for next - generation satellite technology), facility exit costs, strategic alternatives analysis expenses, proxy solicitation costs and other expenses . The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies . Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts . The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company’s performance and comparability of its results with other companies . The Company’s Non - GAAP financial measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as described on pages 65 - 67 of our Fiscal 2021 Annual Report on Form 10 - K, filed with the SEC on October 4 , 2021 (the “Annual Report”) . These Non - GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP . These measures should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non - recurring . Non - GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP . Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings . The Company has not quantitatively reconciled its fiscal 2022 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock - based compensation, adjustments to the provision for income taxes, amortization of intangibles, interest expense and estimated proxy solicitation related costs, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted . For example, quantification of stock - based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable . Accordingly, reconciliations to the Non - GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results .

11/29/2021 11:23:36 AM 5 Correcting the Record

6 Correcting the Record Outerbridge’s presentation filed on November 22, 2021 strongly misrepresents Comtech’s business, track record, strategy, and Board and management in several key ways. Among other things, Outerbridge: — Utilizes a questionable and self - serving peer set consisting of companies with drastically different market capitalizations, end markets, and financial profiles than Comtech’s ... — ...and uses selective dates for its analysis of total stockholder returns to best bolster its arguments, neglecting to include several key Company events that occurred after that date — Misrepresents the thorough process undertaken by the Board to evaluate their nominees, fails to account for several red flags in their nominees’ professional backgrounds, and neglects to account for the impact of Outerbridge changing director nominees and terminating the process — Refuses to acknowledge the Company’s pre - pandemic trajectory and the pandemic’s outsized current impact on our business and end markets, as well as how these dynamics impact our strategy and performance  Despite these misleading positions by Outerbridge, Comtech will continue to engage in good faith to protect the interests of our stockholders and enhance stockholder value

# Outerbridge's "Peer Group" Selection is Self-Serving and Demonstrates Their Lack of Understanding of Comtech's Business…



911

**Peer Group**

From: Outerbridge

| | Ticker | Company Name | Outerbridge Peer | CMTL Peer | Rationale for Inclusion |
|---|---|---|---|---|---|
| A | AXON | Axon Enterprise Inc. | ✓ | | Public Safety comp. |
| | ESLT | Elbit Systems Ltd. | ✓ | ✓ | |
| | GILT | Gilat Satellite Networks Ltd. | ✓ | ✓ | |
| B | KTOS | Kratos Defense & Security Solutions, Inc. | ✓ | | Satellite, electronic products, and defense comp. Gov't Solutions competitor as per CMTL 10-k |
| | KVHI | KVH Industries, Inc. | ✓ | ✓ | |
| C | MSI | Motorola Solutions, Inc. | ✓ | | Leading Public Safety/NG911 comp. Commercial Solutions competitor as per CMTL 10-k |
| | S63-SG | Singapore Technologies Engineering Ltd | ✓ | ✓ | |
| D | TDY | Teledyne Technologies Incorporated | ✓ | | TDY is a component and services company with low capex just like Comtech. Gov't Solutions competitor as per CMTL 10-k |
| | VSAT | ViaSat, Inc. | ✓ | ✓ | |

## "Peer" Annual Revenues ($ in Millions)



Axon
$ 420
$ 531
$ 681
$ 849
+26%
+28%
+25%
2018A
2019A
2020A
2021E
Kratos
$ 618
$ 718
$ 748
$ 810
+16%
+4%
+8%
2018A
2019A
2020A
2021E
Motorola
$ 7,343
$ 7,887
$ 7,414
$ 8,177
+7%
(6)%
+10%
2018A
2019A
2020A
2021E
Teledyne
$ 2,902
$ 3,164
$ 3,086
$ 4,597
+9%
(2)%
+49%
2018A
2019A
2020A
2021E
YoY Growth

"Peer" revenues were largely unaffected through COVID; businesses aren't comparable

- A company with negligible overlap in product offering does not constitute a peer
- Outerbridge's expanded "peer group" includes companies not at all comparable to Comtech – artificially driving up relative peer performance

**A** **Axon Enterprise:**
- **Market Cap:** ~$13bn (**~20x larger** than Comtech)
- Key Product offerings include tasers, sensors, and software, **which have nothing to do with Comtech's core communications business**

**B** **Kratos:**
- **Market Cap:** ~$3bn
- **Trades on autonomous / unmanned business**; a much higher-multiple business than Comtech's industry

"We believe KTOS is very well positioned to benefit from the increased focus on unmanned capabilities at the DoD. The company is active in several markets, but it is the Unmanned segment that is most important for investor sentiment, and we believe is the primary source of upside in 2022-2023E." **- RBC; November 3, 2021**

**C** **Motorola Solutions:**
- **Market Cap:** ~$42bn (**~70x larger** than Comtech)
- **911 capabilities not comparable** to Comtech's and only a small portion of overall business
  - Motorola sells handheld field radio **hardware** vs. Comtech's NG911 **software**
- Comtech competes with Motorola in incident awareness, just one of three components of its command center software, which itself is **only 7% of 2020A revenue**

**D** **Teledyne Technologies:**
- **Market Cap:** ~$21bn (~35x larger then Comtech)
- Fundamental business differences: **EBITDA margins ~2x Comtech's; significant end market diversification** including factory automation, air/water quality monitoring, deepwater oil/gas exploration, and medical
- **>90% of 2020A revenue is unrelated** to Comtech's offerings



*Source: Market Data as of 29-Oct-2021; Bloomberg, public filings; consensus estimates*
*Note: Figures shown as reported*

7

COMTECH

40% 100% 160% 220% 280% 340% 400% 460% 520% 580% Oct-2016 Aug-2017 Jun-2018 Apr-2019 Feb-2020 Dec-2020 Oct-2021 Indexed Price Outerbridge Appropriate Peers¹ All Outerbridge Peers² Outerbridge Incorrect Peers³ …And Is Misleading to Comtech Shareholders Source: Market data as of 29 - Oct - 2021, Bloomberg Note: Comtech Peers selected are global communications solutions and services providers with both commercial and government customers; limited to en tities with market capitalization under $10 billion. TSR assumes dividends are reinvested into stock to conform to Outerbridge’s methodology. 1 Outerbridge Appropriate Peers average consists of Elbit , Gilat , KVH Industries, ST Engineering, and Viasat . 2 A ll Outerbridge Peers consists of Elbit , Gilat , KVH Industries, ST Engineering, Viasat , Axon, Kratos , Motorola, and Teledyne. 3 Outerbridge Incorrect Peers consists of Axon , Kratos , Motorola, and Teledyne . 5 Year Indexed Share Price Performance Outerbridge’s four incorrect “peers” are massively outperforming… 5 Year TSR 1 Year TSR Outerbridge’s incorrect “peers” massively inflate the group’s 5 year returns ….driving a nearly 8x difference in price performance compared to Comtech’s core peer set 8

# Outerbridge's TSR Assessment is Distorted By Selective Reference Points



**Misleading statement:** Comtech has a poor TSR track record and has underperformed peers and benchmark indices

Retaining TSR end date of June 11th fails to account for several key Company events that occurred after that time, including: appointment of Judy Chambers to the board (7/22), Q4 earnings results and FY 2022 guidance (10/4), announcement of Michael Porcelain as CEO (10/4), strategic investment by White Hat and Magnetar Capital (10/18), and the announcement of a new contract win with a large satellite customer worth hundreds of millions of dollars as well as >$200 million of next-generation 911 contract wins



Comtech Has Consistently Underperformed Its Peers And Benchmark Indices
From:
Outerbridge
1-YEAR TSR
58%
32%
44%
31%
Peer Median
CMTL
S&P500
Nasdaq Telecom Index
3-YEAR TSR
57%
(28%)
61%
47%
Peer Median
CMTL
S&P500
Nasdaq Telecom Index
5-YEAR TSR
170%
24%
123%
100%
Peer Median
CMTL
S&P500
Nasdaq Telecom Index
10-YEAR TSR
195%
28%
304%
152%
Peer Median
CMTL
S&P500
Nasdaq Telecom Index

**Outerbridge's selected time periods are cherry-picked and misleading**

**We recognize that Comtech's stock has been volatile – a more robust approach utilizing multiple end dates presents a more accurate picture**

**FACT:** Outerbridge's TSR end-date was chosen to show underperformance; in reality we have outperformed

## Comtech vs. Appropriate Outerbridge Peers[1] | 5-Year TSR



(34.3)%
53.1 %
75.9 %
81.3 %
85.1 %
91.3 %
6/11/2021 (Outerbridge End Date)
7/11/2021
8/11/2021
9/11/2021
10/11/2021
10/29/2021 (Comtech End Date)²

## Comtech vs. Appropriate Outerbridge Peers[1] | 1-Year TSR



(8.3)%
17.5 %
7.7 %
39.3 %
5.3 %
7.6 %
6/11/2021 (Outerbridge End Date)
7/11/2021
8/11/2021
9/11/2021
10/11/2021
10/29/2021 (Comtech End Date)²



*Source: Bloomberg; Note: TSR assumes dividends are reinvested into stock to conform to Outerbridge's methodology*

*[1] Appropriate Outerbridge Peers average consists of Elbit, Gilat, KVH Industries, ST Engineering, and Viasat. [2] Prior to Acacia offer.*

9

COMTECH

# Outerbridge's Claims Are Not Grounded in Facts or Reality

## *The Nomination Process*

| Outerbridge's False / Misleading Claims | The Reality |
|---|---|
| *None of the retiring members of the Nominating and Governance Committee intervened to lead the evaluation of Outerbridge's candidates* | ✓ Outerbridge specifically requested to engage with Judy Chambers<br>✓ The **full Board would have reviewed Outerbridge's candidates if Outerbridge had not prohibited us** from continuing first-round interviews<br>✓ The retiring directors Outerbridge mentions are the same ones it criticizes in other contexts. Outerbridge wants to appeal to their experience and independence only when convenient |
| *After a series of delays, the Board decided to install Judy Chambers as head of the Nominating and Governance Committee despite never having served on a prior public board* | ✓ The Board believed that because Judy had just been appointed in July, she would be perceived **as the most independent of the Board members** and therefore would be an appropriate choice to serve as Nominating and Governance Chair<br>✓ Wendi Carpenter chairs SkyWater Technology's compensation committee despite no public board experience. This would be disqualifying according to Outerbridge's logic |
| *Mr. Waldman and Ms. Chambers are the Nominees slated to be up for election and thus should not have been leading the vetting process* | ✓ **All members of the Board would have interviewed Outerbridge's nominees had Outerbridge not terminated the vetting process on two separate occasions**<br>— The Nominating and Governance Committee only had initial conversations with Outerbridge's candidates<br>— Larry Waldman never had the opportunity to interview Wendi Carpenter or Sidney Fuchs<br>✓ **Outerbridge requested to engage with Larry Waldman and Judy Chambers specifically,** even stating it would "**greatly like to begin a direct dialogue**" with Judy and acknowledging that Judy's "**background evinces a sharp focus on corporate governance principles.**" Outerbridge's claim that these directors are now conflicted is disingenuous |
| *Outerbridge nominees represent the best choice for shareholders* | ✓ Wendi Carpenter offers **no industry, technical, accounting, finance, or M&A expertise**<br>— Notably absent from her biography is any mention of: 1) her chairing of the board of a now-defunct credit card processing company; 2) the dissolution of three small businesses formed by her<br>✓ Sidney Fuchs' role as Chairman of Eutelsat America Corp. presents a **material conflict of interest**<br>— Fuchs' election to Comtech's Board jeopardizes certain customer contracts and negatively impacts the Company's ability to bid for business with companies where Eutelsat is a competitor |

10

# Outerbridge's Claims Are Not Grounded in Facts or Reality (Cont'd)


911

## *Strategy and Performance*

| Outerbridge's False / Misleading Claims | The Reality |
|---|---|
| *Comtech has failed to develop and execute a growth strategy, and its Government Solutions segment plummeted a decade ago* | ✓ Comtech grew its revenue 7% on an annualized basis from FY 2016 to FY 2021 and 18% prior to COVID impacts in FY 2020<br>✓ Comtech did not have a Government Solutions segment 10 years ago<br>✓ The "plummet" Outerbridge mentions, but fails to elaborate on, was due to the loss of a $400 million contract in 2010, after which the Board commenced a strategic review process and laid the foundations for a successful repositioning of the business |
| *Comtech shareholders did not benefit from the flawed TCS acquisition* | ✓ The TCS acquisition broadened our exposure to recurring revenues and high quality customers<br>✓ Ironically, Outerbridge refers to the 911 Business, which is a direct result of the TCS acquisition, as **Comtech's "crown jewel"**<br>✓ Comtech is the fastest growing next-generation 911 provider in the U.S. and stands to gain from increased demand in the public safety market |
| *Gilat was a failed acquisition attempt* | ✓ **The Gilat acquisition had a strong strategic rationale, but unfortunate timing**. It was announced on January 29, 2020, shortly before the onset of COVID and just two days prior to the first wave of U.S. travel restrictions<br>✓ Gilat's outlook was strong in 2019, but given its airline exposure, **its business was decimated due to COVID**<br>✓ The difficult decision to **cancel the strategic Gilat acquisition was the right thing to do** for stockholders<br>✓ Had Comtech not cancelled the transaction, it would have been saddled with a loss-generating business and $500m of debt |
| *The $100 million strategic investment is concerning due to doubtful use of funds, questionable fiduciary oversight, and poor governance outcomes* | ✓ The strategic investment will finance **new programs, opportunities, and acquisitions**<br>✓ The strategic investment follows a **year-long engagement** with White Hat beginning in October 2020 and extensive consultation with financial and legal advisors<br>✓ The terms provide for an adjustment to a $26/share conversion price, representing a **7% premium**[1]<br>✓ The investment agreement with the strategic investors contains **no voting obligations** with respect to director elections<br>✓ Additionally, the investment provides flexibility in terms of optimizing capital allocation, including reducing our existing debt and improving our negotiating position for any future financing – areas of importance for our lenders |

[1] *Based on Comtech's FY 2022 performance, relative to $24.27 close price on 15-Oct-2021, one day prior to announcement of the investment.*

11

COMTECH

12 A Comprehensive Review of Our Nominees Will Show That Outerbridge Nominees Compare Poorly to the Directors They Seek to Replace  Significant experience providing financial and business advisory services to technology companies , serving on public company boards, and leading public accounting firms 35+ years of experience in accounting, auditing, and internal controls, including as an audit partner at KPMG LLP  Serves as non - executive Chairman of the Board and Chairman of the Audit Committee of CVD Equipment Corporation  Serves as Lead Independent Director and Audit Committee Chair of APYX Medical (>$550 million market cap), which ranked #90 on Forbes’ 2022 America’s Best Small Companies list  Extensive experience in corporate finance and in the investment advisory services industry, including: — Dealing with regulatory authorities in infrastructure projects that would be relevant for 911 - related developments — Structuring investments — Spearheading corporate governance, diversity, and ESG efforts Judy Chambers Larry Waldman Larry Waldman Joined Aug - 2015 Lead Independent Dir. Audit Comm. Chair Judy Chambers Joined Aug - 2021 Nominating & Governance Comm. Chair — Covers private equity and infrastructure asset classes — Evaluates investment managers in technology, telecommunications, and infrastructure services  Transaction experience spanning various industries, including industrial and consumer services, during her time at Caswell Capital Partners and Lehman Brothers  Since joining the Board in August 2021 as Chair of the Nominating and Governance Committee, has helped oversee: — The formulation of the Board’s plan of declassification — The completion of the Company’s leadership transition plan — The appointment of two additional directors with significant industry experience  Extensive experience stewarding multi - billion - dollar organizations, including as: — Supervisory Committee Chair of Bethpage Federal Credit Union — Previously, Audit Committee Chair of the Board of Trustees for State University of New York, the largest state system of universities and colleges in the U.S. — Previously, the Board Chair and Audit Committee Chair of the Long Island Power Authority, the 26 th largest utility in the U.S.  Under Larry’s stewardship, Comtech has grown revenues from $307 million in FY 2015 to $582 million in FY 2021  Importantly, Larry is the Board’s Audit Committee Financial Expert, a designation that neither Outerbridge nominee could hold in the Board’s assessment  Managing Principal and member of the Board of Meketa Investment Group, which has over $1.5 trillion in assets under advisement, where she:

11/29/2021 11:23:45 AM 13 Key Facts to Consider Regarding Outerbridge’s Campaign

# Outerbridge's Interests Are Not Aligned with Those of Other Stockholders

**Since the onset of its campaign, Outerbridge's option positions and significant trading have permitted it to profit from merger speculation and other price movements**

- Outerbridge's claim of 4.9% beneficial ownership masks an actual ownership and trading history that suggests its interests are misaligned with those of other stockholders
- Outerbridge's beneficial ownership of slightly below 5% avoids the increased disclosure requirements of a Schedule 13D
- Outerbridge's outright common stock ownership is only ~3.0%
- The rest of its "ownership" is in the form of short-dated, high-strike options that create substantially different incentives for Outerbridge versus other stockholders
  - — These options have expiration months of November, 2021 and January, 2022, and **strike prices ranging from $25 to $35**
  - — The weighted average strike price of these options is **$30.83** and average time to expiration is **~22 days**
- Outerbridge also has a history of selling Comtech shares post-earnings
  - — The day following Q2 and Q3 2021 earnings, Outerbridge's net selling of Comtech shares amounted to ~9% of daily volume

*~40% of Outerbridge's Current "Ownership" in Short-Dated Options*



Short-Dated Options
1.9%
Common Stock
3.0%

**Outerbridge Ownership**

- June 14: Outerbridge issues initial press release two business days after it **purchases 100,000 options expiring in 8 days**
- Oct. 6: Outerbridge publicly issues a fight letter days after it purchases **390,000 Nov. options with $25 and $30 strike prices**[1]
- Nov. 1: The value of Outerbridge's option position increased by 67% after Acacia proposal was leaked to Reuters



*Note: Represents Outerbridge's position as of 13-Nov-2021, the date it filed its definitive proxy statement. Outerbridge has not disclosed the composition of its current position, which is different than what is shown here due to the expiration of November options on 390,000 shares (~1.5% OS). Outerbridge's beneficial ownership assumes: 799,030 common shares, 515,000 shares underlying options, and shares outstanding of 26,346,924 as of the record date plus 515,000 shares underlying options. [1] Includes 350,000 options rolled from Oct. to Nov. expiration.*

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# Outerbridge's Behavior Has Been Erratic and Its Candidates' Backgrounds Are Full of Red Flags


911

| | |
|---|---|
| **Prior to June 2021** | × No engagement with the Company<br>× Minimal stock ownership |
| **June 2021** | × Outerbridge made no earnest attempt to engage with the Company prior to publishing its first public letter |
| **August 2021** | × Outerbridge then recommended two candidates for our consideration |
| **September 2021** | × While the Board was reviewing these two candidates, Outerbridge abruptly changed course by publicly nominating three different candidates<br>× Outerbridge also shared these nominations with Judy Chambers directly, though now claims she is conflicted<br>× Despite this unexpected change in slate, the Board began its review of Outerbridge's new candidates |
| **October 2021** | × Outerbridge prevented the Board from following its customary practices by rejecting the Board's attempts to finalize an initial round of interviews with its second set of candidates<br>× **A thorough review reveals significant red flags with both Outerbridge candidates** |



**Despite Comtech's numerous attempts to engage constructively, Outerbridge has obstructed any attempts at a reasonable settlement**

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COMTECH

16 Wendi Carpenter is Unqualified to Serve as a Comtech Director Limited Public Director Experience  Outerbridge has publicly attacked Judy Chambers’ lack of prior public board experience while failing to acknowledge Carpenter ’s track record at SkyWater Technology — Carpenter has only 7 months of public board experience — Under Carpenter’s oversight as a key member of the board, SkyWater’s share price fell 45% 1 following preliminary Q2 2021 results and fell 36% 2 following Q3 2021 earnings after the company guided to or reported negative adjusted EBITDA and a net loss — Further, SkyWater’s principal accounting officer’s resignation in October 2021 in the midst of this turbulence raises governance concerns and underscores the importance of strong accounting skills on any board  Named Chair of the Board of Directors of Serve1st Electronic Payment Solutions, a credit card processing company, in 2015 — Carpenter was tasked with setting a strategic trajectory for growth, establishing a governance framework, and developing strategic business partnerships and alignments — Based on public information, the business appears to now be defunct , calling into question Carpenter’s ability to effectively oversee a for - profit enterprise  Further, Carpenter has a history of failing to file required annual reports and registrations for businesses she founded. Three small businesses formed or incorporated by Carpenter have been administratively dissolved or made inactive as a result of her poor oversight  These experiences are notably absent from Carpenter’s biography presented to the Board and were not brought up in Carpenter’s conversation with our directors Omissions from Resume Mask History of Poor Oversight Source: Public sources, Capital IQ 1 Change in share price from 26 - Jul - 2021 to 27 - Jul - 2021. 2 Change in share price from 02 - Nov - 2021 to 03 - Nov - 2021.

17 Sidney Fuchs’ Election Would Present a Material Conflict of Interest  Sidney Fuchs is Chairman of the Board of Eutelsat North America , a subsidiary of a direct, major competitor to many of Comtech’s largest new and existing customers. These customers regularly provide to Comtech highly - sensitive information regarding their strategic direction and planned capabilities, and we have heard from them that Sidney Fuchs’ election would prove problematic  In addition to competing with our customers, Eutelsat has directly supported our competition, as evidenced by the award of a $25+ million contract to Communications & Power Industries  Further, Outerbridge has recommended Sidney Fuchs lead the proposed Strategic Alternatives Committee. Sid’s role at Eutelsat would bias any sale process , potentially limiting the field of interested buyers and preventing Comtech from achieving a value - maximizing bid  Simply put, Sidney Fuchs’ appointment to our Board would be value destructive in many regards given these significant conflicts and risk areas “Eutelsat, a major satellite communications operator has awarded Communications & Power Industries (CPI) an order totaling more than $25 million to support a next - generation very high throughput satellite (VHTS) system... ‘ We are delighted to be relying on CPI for the ground antennas for our next major satellite program...,’ said Pascal Homsy , Eutelsat’s chief technology officer.” 09 - Nov - 2021 CPI International, Inc. Press Release

# Outerbridge Has a Long History of False and Misleading Claims



| | Outerbridge's False/Misleading Claims | The Reality |
|---|---|---|
| Share Price Performance | ■ *"[S]hares are little changed from levels first reached nearly 20 years ago in late 2003"*<br>■ *"Since concluding a previous review of strategic alternatives in 2014, Comtech's share price has declined by 43%"* | ■ Immediately prior to COVID and our announced acquisition of Gilat, our share price was ~$37, near 10-year highs<br>— At that point, CMTL shares were up 242% and 49% compared to the S&P 600 at 21% and 10% over the past 3 years and 1 year, respectively<br>■ Since the COVID selloff and Gilat termination, our share price has rebounded significantly compared to that of peers[1]<br>■ In 2014, the Board did in fact conduct a comprehensive review of strategic alternatives, demonstrating its commitment to exploring all ways to drive stockholder value, including a sale<br>■ The Board ultimately concluded that the best path for the Company was to reposition the business through the acquisition of complementary technologies and capabilities – a strategy that has subsequently resulted in continued growth and profitability |
| Operating Performance | ■ *"Comtech's adjusted EBITDA has declined organically over a 10-year timeframe"*<br>■ *"long history of failed M&A"* | ■ Our 2017A – 2019A EBITDA CAGR of 15.0% is higher than the peer[1] median of 7.5%<br>— The median consensus estimate for our CY 2021E margin of 11.1% is in line with the peer[1] median of 11.2%<br>■ Adjusted EBITDA decline since FY 2010 primarily driven by loss of BFT business<br>— However, EBITDA has increased 59% since 2016 through both topline growth and margin expansion<br>■ Outerbridge Capital applauded the resiliency of the business during COVID<br>■ While Outerbridge has consistently accused the Company of a failed acquisition strategy, they've also stated that the NG911 business that we acquired in 2016 through TCS is our "Crown Jewel"<br>■ Comtech has over $1.1 billion of backlog and contracts in place, positioning the business for strong profitable growth in the future |



*Source: Company filings and Bloomberg as of 29-Oct-2021*

*[1] Selected Peers include Elbit, Gilat, KVH Industries, ST Engineering, and Viasat.*

18

# Outerbridge Has a Long History of False and Misleading Claims (Cont'd)


911

| | Outerbridge's False/Misleading Claims | The Reality |
|---|---|---|
| **Board and Management** | ■ *"Board's lack of independence and relevant industry expertise"*<br>■ *"Board did not convey an appropriate succession plan"*<br>■ *"[S]hareholders should now question the Board's conduct as fiduciaries in having chosen to name Mr. Porcelain"* | ■ Comtech has diversified the Board, appointing two new outside directors since 2020: Lisa Lesavoy and Judy Chambers<br>■ Significant industry experience among directors<br>— Yacov Shamash has an extensive background in the development of emerging wireless and information technologies and has served on numerous public and private technology company boards<br>— Fred Kornberg and Mike Porcelain bring decades of insight as leaders of Comtech<br>— Mark Quinlan has 20+ years of technology sector experience<br>— Larry Waldman has served as an audit partner and advisor a number of public and privately held technology and defense companies in his 35-plus year career at KPMG LLP<br>■ Our CEO transition has been part of a long-term succession plan<br>— The promotion of Mike Porcelain to COO in 2018 and to President in 2020<br>— Mike Porcelain brings significant operational and industry experience, having served in senior leadership roles at Comtech since 2002 |
| **Recent Strategic Investment** | ■ *"The 6.5% coupon attached is excessive"*<br>■ *"[Comtech] should also have explored a whole or partial sale of the Company to unlock unrealized value"*<br>■ *"[P]roceeds for the $100 million of initial capital raised are vague"* | ■ The agreement with White Hat and Magnetar contemplates significant upside potential for the stock<br>■ Outerbridge has oversimplified Comtech's ability to rely on its $300 million revolving loan facility and available borrowing capacity under the credit facility<br>■ The proceeds will be used for a range of initiatives to accelerate growth and profitability including infrastructure, M&A, and optimizing capital allocation<br>■ The agreement with White Hat and Magnetar does not contain any voting agreement in place for the 2021 Annual Meeting |



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11/29/2021 11:23:45 AM 20 Vote Comtech BLUE

Ensure Board and Management Are Qualified to Oversee Comtech’s Strategic Direction Utilize Recent Strategic Investment to Accelerate Enhanced Growth and Profitability Prospects Continue to Engage in Constructive Conversations with All Stockholders Continue to Explore All Paths to Driving Stockholder Value Vote Comtech BLUE Vote the BLUE Card x 1) Elect Comtech’s Nominees x 2) Approve Compensation of Named Executive Officers x 3) Ratify Appointment of our Accounting Firm x 4a) Approve Our Plan to Declassify the Board x 4b) Eliminate Supermajority Voting Requirement 21

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information above contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.comtechcreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.